Exhibit 15

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) SEPTEMBER 15, 2017 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

EXERCISABLE PRIOR TO 5:00 P.M., TORONTO TIME, ON THE EXPIRY DATE (AS DEFINED BELOW) AT WHICH TIME THESE WARRANTS SHALL EXPIRE AND BE NULL AND VOID.

WARRANTS TO PURCHASE CLASS “B” COMMON NON-VOTING SHARES

OF

FV PHARMA INC.

(Incorporated under the laws of the Province of Ontario)

CERTIFICATE NO. Special Warrant-2	Number of warrants represented
by this certificate: 40,000,000

DATE: September 15, 2017 (the “Closing Date” or “Issuance Date”)

THIS CERTIFIES that, for value received, Anthony Durkacz, 2045 Lakeshore Blvd. W., Toronto, Ontario M8V 2Z6 (the “Holder”), is the registered holder of 40,000,000 warrants (the “Warrants”) each of which entitles the Holder, subject to the terms and conditions set forth in this Warrant Certificate, to purchase from FV Pharma Inc. (the “Company”), one fully paid and non-assessable Class “B” Common Non-Voting Share of the Company. Each Warrant will, subject to adjustment, entitle the holder thereof to acquire one fully paid and non-assessable Class “B” Common Non-Voting Shares of the Company (hereinafter a “Share” or “Shares”), at any time up to 5:00 p.m. (Toronto time) on the day which is five (5) years from the Closing Date (as defined herein) (the “Expiry Date”) on payment of $0.05 per Share (the “Exercise Price”). The number of Shares which the Holder is entitled to acquire upon exercise of the Warrants and the Exercise Price are subject to adjustment as hereinafter provided.

Exercise of Warrants

1.

Election to Purchase. The rights evidenced by this Warrant Certificate may be exercised by the Holder in whole or in part and in accordance with the provisions hereof by delivery of an Election to Purchase in substantially the form attached hereto as Schedule “A”, properly completed and executed, together with payment of the Exercise Price by bank draft or wire transfer to the account of the counsel for the Company or bank draft, wire transfer or certified cheque payable to or to the order of the Company in the amount of the Exercise Price multiplied by the number of Shares specified in the Election to Purchase at the registered office of the Company, or such other address in Canada as the Holder may be notified of in writing by the Company. In the event that the rights evidenced by this certificate are exercised in part, the Company shall, contemporaneously with the issuance of the Shares issuable on the exercise of the Warrants so exercised, issue to the Holder a Warrant Certificate on identical terms in respect of that number of Shares in respect of which the Holder has not exercised the rights evidenced by this certificate.

2.

Exercise. The Company shall, as promptly as practicable after it receives a duly executed Election to Purchase and funds equal to the Exercise Price by bank draft or certified cheque payable to or to the order of the Company for the number of Shares specified in the Election to Purchase (the “Exercise Date”), issue that number of Shares specified in the Election to Purchase.

3.

Share Certificates. As promptly as practicable after the Exercise Date, the Company shall issue and deliver to the Holder, registered in such name or names as the Holder may direct or if no such direction has been given, in the name of the Holder, a certificate or certificates for the number of Shares specified in the Election to Purchase. To the extent permitted by law, such exercise shall be deemed to have been effected as of the close of business on the Exercise Date, and at such time the rights of the Holder with respect to the number of Warrants which have been exercised as such shall cease, and the person or persons in whose name or names any certificate or certificates for Shares shall then be issuable upon such exercise shall be deemed to have become the holder or holders of record of such underlying Shares represented thereby.

4.

Fractional Shares. No fractional Shares shall be issued upon exercise of any Warrants and no payments or adjustment shall be made upon any exercise on account of any cash dividends on the Shares issued upon such exercise. No fractional Warrants shall be issued, in the event that fractional Warrants would be issued the Company has the right to round the fractional Warrants at the Company’s discretion to the nearest whole Warrant.

5.	Consolidation and Amalgamation.

(a)

The Company shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, arrangement, business combination, share exchange, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Company and the successor corporation shall have executed such instruments and done such things as, in the opinion of counsel to the Company, are necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor corporation will have assumed all the covenants and obligations of the Company under this Warrant Certificate; and

(ii)

the Warrant will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant Certificate.

(b)

Whenever the conditions of subsection 1(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Company under this Warrant Certificate in the name of the Company or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Company may be done and performed with like force and effect by the like directors or officers of the successor corporation.

6.

Adjustment to Exercise Price. The Exercise Price in effect at any time is subject to adjustment from time to time in the events and in the manner provided if and whenever at any time after the Issuance Date and prior to the Expiry Date, the Corporation subdivides or changes its outstanding Shares into a greater number of shares (a “Share Reorganization”), then the Exercise Price will be adjusted effective immediately after the effective date of any such event, by multiplying the Exercise Price in effect immediately prior to such effective date, by a fraction, the numerator of which is the number of Shares outstanding on such effective date before giving effect to such Share Reorganization and the denominator of which is the number of Shares outstanding immediately after giving effect to such Share Reorganization.

7.	Rules Regarding Calculation of Adjustment of Exercise Price

(a)

The adjustments provided for in Section 6 are cumulative and will, in the case of any adjustment to the Exercise Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 7.

(b)

No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)

As a condition precedent to the taking of any action which would require any adjustment to the Warrants, including the Exercise Price, the Company will take any corporate action which may, in the opinion of counsel to the Company, be necessary in order that the Company, or any successor to the Company or successor to the undertaking or assets of the Company, will be obligated to and may validly and legally issue as fully paid and non-assessable all of the Shares or other securities which the Holder is entitled to receive on the exercise hereof in accordance with the provisions hereof.

8.	Other Notices. In case at any time after the Closing Date and prior to the Expiry Date: (a) the Company shall declare any dividend upon its shares payable in Shares;

(b)	the Company shall offer for subscription pro rata to the holders of its Shares any additional shares of any class or other rights, options or warrants;

(c)

there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation, amalgamation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(d)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, in any one or more of such cases, the Company shall give to the Holder (A) at least 10 days’ prior written notice of the date on which a record date shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of shares shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

9.

Shares to be Reserved. The Company will at all times keep available, and reserve if necessary, out of its authorized shares, solely for the purpose of issue upon the exercise of the Warrants, such number of Shares as shall then be issuable upon the exercise of the Warrants. The Company covenants and agrees that all Shares which shall be so issuable will, upon issuance, be duly authorized and issued as fully paid and non-assessable. The Company will take all such actions as may be necessary to ensure that all such Shares may be so issued without violation of any applicable requirements of any exchange upon which the shares of the Company may be listed or in respect of which the Shares are qualified for unlisted trading privileges. The Company will take all such actions as are within its power to ensure that all such Shares may be so issued without violation of any applicable law.

10.

Issue Tax. The issuance of certificates for Shares upon the exercise of Warrants shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

11.

Listing. In the event the shares of the Company are listed on any stock exchange, the Company will, at its expense and as expeditiously as possible, use its commercially reasonable efforts to cause all Shares issuable upon the exercise of the Warrants to be duly listed on such stock exchange prior to the issuance of such Shares.

12.

Fair Market Value. For the purposes of any computation hereunder, the “Fair Market Value” at any date shall be the weighted average sale price per share for the shares of the Company for the 20 consecutive trading days immediately before such date on the stock exchange on which the shares of the Company may then be listed, or, if the shares or any other security in respect of which a determination of Fair Market Value is being made are not listed on any stock exchange, the Fair Market Value shall be determined by the directors, which determination shall be conclusive. The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange during the said 20 consecutive trading days by the total number of such shares so sold.

Replacement

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant Certificate), the Company will issue to the Holder a replacement certificate containing the same terms and conditions as this Warrant Certificate.

Expiry Date

The Warrants shall expire and all rights to purchase Shares hereunder shall cease and become null and void at 5:00 p.m. (Toronto time) on the day which is five (5) years from the Closing Date.

Inability to Deliver Securities

If for any reason, other than the failure or default of the Holder, the Company is unable to issue and deliver the Shares or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the securities covered by this Warrant Certificate, the Company may pay, at its option and in complete satisfaction of its obligations hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Fair Market Value of such Shares or other securities on the Exercise Date.

Resale Restrictions, Legending of Certificates

Any securities issued upon exercise of these Warrants before the date that is four months and a day after the later of (i) September 15, 2017, and (ii) the date the Company became a reporting issuer in any province or territory, shall bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) SEPTEMBER 15, 2017, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

Governing Law

The laws of the Province of Ontario and the laws of Canada applicable therein shall govern this Warrant Certificate.

Successors

This Warrant Certificate shall enure to the benefit of and shall be binding upon the Holder and the Company and their respective successors.

Assignment and Transfer

This Warrant Certificate is non-transferable and the Holder may not assign this Warrant Certificate or any right, benefit or interest herein.

Counterparts

This Warrant Certificate may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together, and shall constitute one and the same Warrant Certificate. A facsimile counterpart of this Warrant Certificate shall be fully effective for all purposes.

[Signature page follows.]

SCHEDULE “A”

ELECTION TO PURCHASE

Capitalized terms used herein have the meanings ascribed thereto in the warrant certificate (the “Warrant Certificate”) attached hereto.

The undersigned Holder hereby irrevocably elects to exercise the Warrants granted by the Company pursuant to the Warrant Certificate for the number of Shares (or other property or securities contemplated in the Warrant Certificate) as set forth below:

(a) Number of Shares to be acquired

(b) Subscription Price (per Share)	$

(c) Aggregate Subscription Price	$

The Holder hereby tenders a certified cheque, bank draft or cash for such aggregate Subscription Price and directs the Shares to be registered and certificates therefor to be issued as directed below.

The undersigned hereby certifies that the undersigned (i) is not (and is not exercising the Warrants for the account or benefit of) a “U.S. Person”, (ii) did not execute or deliver this exercise form in the United States and (iii) has in all other aspects complied with the terms of Regulation S of the United States Securities Act of 1933, as amended the (“1933 Act”) or any successor rule or regulation of the United States Securities and Exchange Commission in effect. Alternatively, the undersigned is tendering with this exercise form a written opinion of counsel to the effect that the securities to be delivered upon exercise of the Warrants have been registered under the 1933 Act and the securities laws of all applicable states of the United States or are exempt from registration thereunder. The term “U.S. Person” is as defined in Regulation S under the 1933 Act and includes, but is not limited to, any natural person resident in the United States and any partnership or corporation organized or incorporated under the laws of the United States. “United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

Direction as to Registration

Name of Registered Holder:

Address of Registered Holder:

☐

PLEASE CHECK THIS BOX IF THE CERTIFICATES REPRESENTING THESE SECURITIES ARE TO BE DELIVERED AT THE OFFICE OF THE COMPANY, FAILING WHICH THE CERTIFICATES WILL BE MAILED TO THE ADDRESS(ES) SET FORTH ABOVE.

DATED this _____ day of                                     ,                 .

Per:
Signature Guaranteed*
Name:

Title:

*

The signature of the registered holder must be guaranteed by a Canadian chartered bank, Medallion Guarantee or other entity acceptable to the Trustee, if the Direction as to the Registration is in the name of anything other than the registered holder of the Warrant Certificate